UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) :  February 14, 2006

Commission File No. 1-10403

TEPPCO Partners, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	76-0291058
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2929 Allen Parkway

P.O. Box 2521

Houston, Texas 77252-2521

(Address of principal executive offices, including zip code)

(713) 759-3636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 14, 2006, Michael A. Creel, Richard H. Bachmann and W. Randall Fowler were elected as directors of Texas Eastern Products Pipeline Company, LLC (“TEPPCO GP”), the general partner of TEPPCO Partners, L.P. (“TEPPCO”). A copy of the press release announcing the reorganization of TEPPCO GP’s board of directors is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Following the reorganization of its board of directors, the directors of TEPPCO GP are as follows:

Name	Position with TEPPCO GP
Lee W. Marshall, Sr.	Chairman and Acting Chief Executive Officer
Michael A. Creel	Director
Richard H. Bachmann	Director
W. Randall Fowler	Director
Michael B. Bracy (1,2)	Independent Director
Murray H. Hutchison (1)	Independent Director
Richard S. Snell (1)	Independent Director

(1)          Member of Audit and Conflicts Committee

(2)          Chairman of Audit and Conflicts Committee

The newly elected inside directors, Messrs. Creel, Bachmann and Fowler, are current employees of EPCO, Inc. (“EPCO”), which indirectly owns all of the member interests of TEPPCO GP. No compensation will be paid to these individuals for their service as directors.

The following is a brief summary of the qualifications of the newly-elected directors:

Michael A. Creel is Executive Vice President of Enterprise Products GP, LLC (“Enterprise Products GP”) and EPCO, having been elected in January 2001, and having served as a Senior Vice President of Enterprise Products GP and EPCO since November 1999. Mr. Creel, a certified public accountant, served as Chief Financial Officer of EPCO from June 2000 through April 2005 and was named Chief Operating Officer of EPCO in April 2005. In June 2000, Mr. Creel was named Chief Financial Officer of Enterprise Products GP. Mr. Creel has served as a director of Enterprise Products OLPGP, Inc. (a wholly owned subsidiary of Enterprise Products Partners L.P.) since December 2003, and has served as President, Chief Executive Officer and a director of EPE Holdings, LLC since August 2005. In addition, Mr. Creel was elected a director of Edge Petroleum Corporation (a publicly traded oil and natural gas exploration and production company) in October 2005 and Enterprise Products GP and EPE Holdings, LLC in February 2006.

Richard H. Bachmann is Executive Vice President, Chief Legal Officer and Secretary of Enterprise Products GP and EPCO, having been elected in January 1999. Mr. Bachmann previously served as a director of Enterprise Products GP from June 2000 to January 2004. Mr. Bachmann has served as a director of Enterprise Products OLPGP, Inc. since December 2003, and has served as Executive Vice President, Chief Legal Officer and Secretary of EPE Holdings, LLC since August 2005. Mr. Bachmann was elected a director of EPCO in January 1999 and Enterprise Products GP and EPE Holdings, LLC in February 2006.

W. Randall Fowler is Senior Vice President and Treasurer of Enterprise Products GP, having been elected in February 2005, and is Chief Financial Officer of EPCO, having been elected in April 2005. Mr. Fowler, a certified public accountant (inactive), joined Enterprise Products Partners L.P. as Director of Investor Relations in January 1999 and served as Treasurer and a Vice President of Enterprise Products GP and EPCO from August 2000 to February 2005. Mr. Fowler has served as Senior Vice President and Chief Financial Officer of EPE Holdings, LLC since August 2005. Mr. Fowler was elected a director of Enterprise Products GP and EPE Holdings, LLC in February 2006.

Role of Outside Directors

The Audit and Conflicts Committee of TEPPCO GP will continue to be exclusively comprised of outside directors, all of whom must be independent under the criteria established by the New York Stock Exchange and the Securities and Exchange Commission. In addition, the limited liability company agreement of TEPPCO GP requires that certain matters are subject to the affirmative vote of a majority of its independent directors. These matters include, but are not limited to:

•                  the merger, consolidation or combination of TEPPCO with another entity;

•                  any amendment to the partnership agreement of TEPPCO related to the delegation of powers, changes in TEPPCO’s business purpose and activities, and TEPPCO’s separateness from other affiliates of EPCO; and

•                  other credit related matters.

The Audit and Conflicts Committee of TEPPCO GP will continue to review and approve significant related party transactions between TEPPCO and other affiliates of EPCO, including Enterprise GP Holdings L.P. and Enterprise Products Partners L.P.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit Number	Description

99.1

Joint press release dated February 14, 2006 of Enterprise Products Partners L.P., TEPPCO Partners, L.P. and Enterprise GP Holdings L.P. announcing the reorganization of the boards of directors of their respective general partners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEPPCO Partners, L.P.
(Registrant)

	By:	Texas Eastern Products Pipeline Company, LLC
General Partner

Date: February 16, 2006		/s/ WILLIAM G. MANIAS
William G. Manias
Vice President and
Chief Financial Officer